EXHIBIT 32.1

                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the quarterly report of Knockout Holdings, Inc. (the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John Bellamy, Chief Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


June 23, 2006                       /s/ JOHN BELLAMY
                                    ---------------------------
                                    John Bellamy
                                    Chief Executive Officer and
                                    Principal Financial Officer